Exhibit 10.6(i)
loan, share purchase and share repurchase agreement
This Loan, Share Purchase and Share Repurchase Agreement (the “Agreement”) is made and entered into as of the 9th day of December, 2002, by and between Topspin Medical, Inc., a Delaware corporation (the “Company”), Topspin Medical (Israel) Ltd., an Israeli company (the “Subsidiary”) and Erez Golan, Israeli ID no. 28000008 (the “Founder”).
1.	Definitions. The following terms shall have the meanings ascribed to them below.
1.1.	“Change in Control Transaction” shall mean:
1.1.1.	the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, or the issuance of shares of the Company other than for financing purposes, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization or transaction is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

1.1.2.	the sale, transfer or other disposition of all or substantially all of the Company’s assets.
A transaction shall not constitute a Change in Control Transaction if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
1.2.	“Employment Agreement” shall mean the Personal Employment Agreement between the Subsidiary and the Founder, dated on or about the date hereof.

1.3.	“Milestone” shall mean the Milestone (as defined in the Stock Purchase Agreement). The determination whether the Company or the Subsidiary has successfully achieved the Milestone shall be made in accordance with the provisions of the Stock Purchase Agreement.

1.4.	“Repurchase Price” shall mean an amount equal to the Price Per Share plus 5% interest on the Price Per Share, compounded annually from the date of purchase of the Restricted Shares by the Founder and until the date of repurchase thereof by the Company.

1.5.	“Restricted Share(s)” shall mean a Founder Share(s) (as defined below) that is subject to the Right of Repurchase.

1.6.	“Right of Repurchase” shall mean the Company’s right (but not obligation) of repurchase, as described in Section 5. Notwithstanding anything to the contrary in this Agreement, the parties agree, that in the event that the Company shall be prohibited, on account of any applicable law, from repurchasing the Restricted Shares, the Company may assign the Right of Repurchase to (or designate as the party or parties entitled to exercise the

Right of Repurchase) the Subsidiary, or if the same is not possible, to all of the stockholders of the Company, on a pro-rata, as converted basis, all under the same terms and conditions as set forth in this Agreement.

1.7.	“Securities Act” shall mean the US Securities Act of 1933, as amended.

1.8.	“Service” shall mean service as an employee of the Subsidiary, in accordance with the Employment Agreement.

1.9.	“Stock Purchase Agreement” that certain Series C Stock Purchase Agreement between the Company and certain investors in the Company, dated on or about the date hereof.

1.10.	“Transfer” shall mean to transfer, assign, sell, encumber or otherwise dispose of.

1.11.	“Transferee” shall mean any person to whom the Founder has directly or indirectly transferred any Founder Share (as defined below).
2.	Grant of Loan by Subsidiary to Founder; Security
2.1.	Grant of Loan. Under the terms and conditions hereof, the Subsidiary hereby lends to the Founder an amount of US$ 100,000 (the “Loan”). The Loan shall accrue interest of 5% compounded annually from the date of extension of the Loan to the Founder and until the date of repayment thereof (the “Interest”; the Loan together with the Interest, the “Loan Amount”).

2.2.	Repayment of Loan. The Loan Amount shall be subject to repayment in accordance with the terms of this Agreement.

2.3.	Security Interest. As security to ensure the full and timely repayment of the Loan Amount, the Founder hereby creates and grants to the Subsidiary for its benefit, and its successors and assigns, a security interest in the Founder Shares (as defined below) (the Founder Shares subject to the security interest are referred to as the “Pledged Founder Shares”). In the event of any default in repayment of the Loan Amount, the Subsidiary shall be entitled to take possession of the Pledged Founder Shares and, with respect to the Pledged Founder Shares only, to exercise any and all rights afforded to a secured party under any applicable law. In furtherance of the above, the Founder Shares shall be stamped with a legend, as of the date hereof, stating that such securities have been pledged to the benefit of the Subsidiary. In addition, the Founder undertakes to execute any document required to register the pledge of the Pledged Founder Shares with the Israeli Registrar of Pledges

The Subsidiary hereby represents, warrants and agrees that in the event that the Loan Amount will not be repaid in full for any reason whatsoever, the Subsidiary’s sole remedy shall be the foreclosure upon the Pledged Founder Shares. The Subsidiary hereby irrevocably waives any and all other rights it may have both in law and equity with respect to any default in repayment of the Loan Amount (“Default”), and releases and forever discharges the Founder from any and all actions, causes of action, suits, debts, dues, claims, liabilities, complaints and demands whatsoever, however referred to and of any kind and/or nature, both in law and equity, with respect to such Default, except with respect to the Pledged Founder Shares.

2.4.	Delivery of Pledged Founder Shares. As soon as practicable, Founder shall deliver to the Subsidiary the certificate(s) representing all Pledged Founder Shares, together with duly executed forms of assignment sufficient to transfer title thereto to the Subsidiary.

2.5.	Release of Security Interest. Upon payment of a portion of the Loan Amount, the pledge and security interest shall be released for such number of Pledged Founder Shares equal to the number obtained by dividing the amount of the payment by the sum obtained from adding the Price Per Share and 5% interest on the Price Per Share compounded annually from the date of disbursement of the Loan and until such repayment (the “Released Shares”), and the Subsidiary shall execute and deliver to the Founder an instrument acknowledging the termination of the security interest with regard to the Released Shares and will deliver to the Founder the Released Shares. Upon payment in full of the Loan Amount, the pledge and security interest shall be released, and the Subsidiary shall execute and deliver to the Founder an instrument acknowledging the satisfaction of the Loan and termination of the security interest and will deliver to the Founder all remaining Pledged Founder Shares.

2.6.	Stock Dividends. So long as any Loan Amount remains unpaid, if the Founder becomes entitled to receive or receives any securities or other property (except for cash) in addition to, in substitution of, or in exchange for any of the Pledged Founder Shares (whether as a distribution in connection with any recapitalization, reorganization, rearrangement of capital structure or reclassification, a stock dividend, or otherwise), the Founder shall accept such securities or other property on behalf of and for the benefit of the Subsidiary as additional security for the Founder’s obligations hereunder, and the Founder shall promptly deliver such additional securities or instruments to the Subsidiary, together with duly executed forms of assignment sufficient to transfer title thereto to the Subsidiary (shares and the other securities and instruments described above in this sentence are included in the term “Pledged Founder Shares”).

2.7.	Voting Rights; Distributions; Cash Dividends Prior to Default. Notwithstanding anything to the contrary contained herein, during the term of this Agreement until such time as there exists a default in the payment of principal or interest on the Loan, the Founder shall be entitled to all voting rights with respect to the Pledged Founder Shares and shall be entitled to receive all cash dividends paid in respect of the Pledged Founder Shares.

2.8.	Founder’s Representation and Covenant. The Founder hereby represents and warrants to the Subsidiary that he shall have good and valid title to all of the Pledged Founder Shares, free and clear of all liens, security interests and other encumbrances; provided however that the Founder shall be entitled to create another security interest in the Founder Shares for the benefit of the Subsidiary which security interest will be on a pari passu basis with the one granted to the Subsidiary hereunder, to secure other loans received by him from the Subsidiary, provided however that the aggregate amount of such other loans including the Loan Amount shall not exceed US$ 150,000. The Founder further represents and warrants that upon any transfer of the Pledged Founder Shares to the Subsidiary, the Subsidiary will acquire such Pledged Founder

Shares free and clear of all liens, security interests and other encumbrances.

2.9.	Tax Liability. Any tax liability in connection with the grant of the Loan shall be completely borne by the Founder.

3.	Repayment of Loan
3.1.	The Founder may repay any part of the Loan Amount to the Subsidiary at any time, subject to his providing to the Subsidiary an advance written notice of 7 days indicating his wish to do so.

3.2.	As set forth in this Section 3.2, the Loan Amount shall be repaid to the Subsidiary upon Transfers of Founder Shares by the Founder, the consideration for which is received in cash or securities freely tradeable by Founder (i.e. the securities are registered and there are no restrictions under any applicable law or any agreement or undertaking preventing Founder from selling the securities); provided that the consideration received by the Founder from previous Transfers of Founder Shares exceeds $300,000 (a “Repayment Transfer”). Within 30 days following a Repayment Transfer, he shall repay the Subsidiary that portion of the Loan Amount which will ensure that the remaining outstanding amount of the Loan Amount is not greater than the fair market value of the number of Founder Shares still held by the Founder as established in the Transfer transaction (and the Founder Shares which were not transferred in the Repayment Transfer will continue to serve as a security for the repayment of the Loan Amount).

3.3.	Upon the termination of the Founder’s Service for any reason, that part of the Loan Amount which equals the product of the Repurchase Price multiplied by the number of Restricted Shares repurchased by the Company, shall be due and payable to the Subsidiary immediately upon receipt by the Founder of the Repurchase Price for the Restricted Shares repurchased by the Company.

3.4.	Without derogating from the aforesaid provisions of this Section 3, the Loan Amount shall be repaid to the Subsidiary not later than the date which is 15 years from the date of disbursement thereof to the Founder. Notwithstanding the foregoing, the Subsidiary may request repayment of, and the Employee shall then repay, the outstanding Loan Amount, prior to such 15 year anniversary immediately before the Company becomes an “Issuer” as defined in the Sarbanes-Oxley Act of 2002.

3.5.	The Founder shall be entitled to set-off any part of the outstanding Loan Amount from any undisputed sum he is entitled to receive from the Subsidiary.
4.	Purchase of Shares of Company by Founder
4.1.	Purchase of Shares. Immediately following the Founder’s receipt of the Loan from the Subsidiary, the Founder shall purchase from the Company and the Company shall issue to the Founder 11,927,727 shares of Common Stock of the Company, US$0.001 par value per share (the “Founder Shares”), in consideration of US$ 0.008384 per Founder Share (the “Price Per Share”) and for an aggregate purchase price and payment to the Company of US$100,000 (the “Purchase Amount”).

4.2.	Fully Paid Shares. The Company is issuing the Founder Shares as fully-paid and non-assessable.
5.	Right of Repurchase

5.1.	Scope of Repurchase Right. 5/12 (five twelfths) of the Founder Shares shall be initially Restricted Shares and shall be subject to the Right of Repurchase.

5.2.	Repurchase Right. The Right of Repurchase shall be exercisable with respect to the Restricted Shares upon the termination for any reason of the Founder’s Service, and shall remain exercisable for 90 days thereafter.

5.3.	No Transfer. The Founder shall not Transfer any Restricted Shares, except as provided in this Section 5.3. The Founder may Transfer Restricted Shares (i) by beneficiary designation, will or intestate succession; or (ii) to his spouse, children or grandchildren or to a trust established by him for the benefit of himself or his spouse, children or grandchildren; or (iii) to any corporation or other entity wholly owned by the Founder; provided in any case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Founder transfers any Restricted Shares, then the provisions of this Agreement shall apply to the Transferee to the same extent as to the Founder.

5.4.	Lapse of Repurchase Right. The Right of Repurchase shall lapse, with respect to the Restricted Shares, on a monthly basis over a 4 (four) year period commencing on the date of execution of the Employment Agreement, subject to the following acceleration terms:
5.4.1.	The Right of Repurchase shall lapse, with respect to 1/6 (one sixth) of the Founder Shares, in the event that, and at such time as, the Company or the Subsidiary achieves the Milestone.

5.4.2.	The Right of Repurchase shall lapse, with respect to 50% of any remaining Restricted Shares in the event, and at the time, of a Change in Control Transaction.
5.5.	Repurchase Price. If the Company exercises the Right of Repurchase, it shall pay the Founder an amount equal to the Repurchase Price for each of the Restricted Shares being repurchased.

5.6.	Exercise of Repurchase Right. The Right of Repurchase shall be exercisable by written notice delivered to the Founder. Such notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 60 days after the date of such notice. The certificate(s) representing the Restricted Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company together with a duly endorsed stock assignment certificate. The Company shall, concurrently with the receipt of such certificates, pay to the Founder the Repurchase Price according to Section 5.5 above. Payment shall be made in cash, cash equivalents, or in any other way of payment allowed under any applicable law, and authorized by the Board of Directors of the Company.

5.7.	Termination of Rights. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Restricted Shares to be repurchased in accordance with this Section 5 then after such time the Founder shall no longer have any rights as a holder of such Restricted Shares (other than the right to receive payment therefor in accordance with this Agreement). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

5.8.	Rights of the Company. The Company shall not be required to: (i) transfer on its books any Restricted Shares that have been sold or transferred in contravention of this Agreement; or (ii) treat as the owner of Restricted Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Restricted Shares have been transferred in contravention of this Agreement.

5.9.	Rights as a Shareholder. Subject to the terms and conditions of this Agreement, the Founder shall have all the rights of a shareholder of the Company with respect to the Restricted Shares, until such time as the Founder disposes of the Restricted Shares or the Company exercises the Repurchase Right hereunder.

5.10.	Repurchase Right: Additional Shares or Substituted Securities. In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares or into which such Restricted Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the Repurchase Price to be paid upon the exercise of the Right of Repurchase in order to reflect any change in the Company’s outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate Repurchase Price payable for the Restricted Shares shall remain the same.
6.	Founder’s Representations and Warranties to the Company

In connection with the issuance of the Founder Shares, the Founder hereby represents and warrants to the Company as follows:
6.1.	The Founder is acquiring and will hold the Founder Shares for investment for his account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

6.2.	The Founder understands that the Founder Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Founder Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Founder obtains an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required. The Founder further acknowledges and understands that the Company is under no obligation to register the Founder Shares. Founder is a director and executive officer of the Company.

6.3.	The Founder will not sell, transfer or otherwise dispose of the Founder Shares in violation of the Securities Act, the US Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

6.4.	The Founder agrees that he will not dispose of the Founder Shares unless and until he has complied with all requirements of this Agreement applicable to the disposition of Founder Shares and he has provided the Company with written assurances, in substance and form satisfactory to the Company, that the proposed disposition does not require registration of the Founder Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken.

6.5.	The Founder acknowledges that all certificates evidencing Founders Shares shall bear the following legends, in addition to the legend regarding the pledge of the shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER THIS ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any state in connection with the issuance of the Founder Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.
7.	Additional Representations

Each of the parties hereto hereby represents and warrants to the other party (to the extent applicable) that: if a company or corporation, it is duly formed and validly existing under the laws of its incorporation; if a company or corporation, it has full power and authority to consummate the transactions contemplated hereunder; no consents, authorizations or approvals of any kind of any governmental authority or other third party are required in connection with the execution or performance of this Agreement; the consummation of the transaction contemplated hereunder do not violate the provisions of any applicable law, and will not result in any breach of any agreement or instrument to which it is a party; if a company or corporation, the execution and performance of this Agreement by it have been duly authorized by all necessary action, and this Agreement is the legal, valid, and binding obligation of it, and is enforceable as to it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity.

8.	Miscellaneous
8.1.	Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Founder and the Founder’s legal representatives, heirs, legatees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. Except as otherwise provided herein, the Founder shall not assign any of its rights or obligations hereunder without the prior written consent of the Company and the Subsidiary.

8.2.	No Retention Rights. Nothing in this Agreement shall confer upon the Founder any right to continue his Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company, the Subsidiary or of the Founder, which rights are hereby expressly reserved by each, to terminate his Service at any time and for any reason, with or without cause, BUT all subject to the Founder’s rights, limitations and restrictions as set forth in the Employment Agreement.

8.3.	Legends. All certificates evidencing Restricted Shares shall bear the following legends:

“THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

8.4.	Taxes. The Founder hereby acknowledges that its is and shall be solely responsible for all local and foreign tax liability, if any, and for any other tax consequences that may arise to him, as a result of the transactions contemplated by this Agreement. The Founder further acknowledges that he has reviewed with his tax advisors local and foreign tax consequences of the transactions contemplated hereby. The Founder is relying solely on such advisors and not on any statements or representations of the other party or any of its agents.

8.5.	Notices. Any notice, declaration or other communication required or authorized to be given by any party under this Agreement to any other party shall be in writing and shall be personally delivered, sent by facsimile transmission (with a copy by ordinary mail in either case) or dispatched by courier addressed to the other party at the address stated below or such other address as shall be specified by the parties hereto by notice in accordance with the provisions of this Section. Any notice shall operate and be deemed to have been served, if personally delivered or sent by fax on the next following business day, and if by courier, on the fifth following business day.

To the Company:
c/o TopSpin Medical (Israel) Ltd.
1 Lev Pesach St., North Industrial Zone
Lod 71293 Israel
fax: 08-928-1233
Attn: Eyal Kolka

To the Subsidiary:
1 Lev Pesach St., North Industrial Zone
Lod 71293 Israel
fax: 08-928-1233
Attn: Eyal Kolka

To the Founder:
35 Balfour St.
Tel Aviv, Israel
Fax:
Attn: Erez Golan

with copies to (which shall not constitute notice):

Berkman, Wechsler, Sahar, Bloom & Co.
1 Azrieli Center
Tel Aviv 67021
Fax: 972+3-607-2250
Attn: Alon Sahar, Adv.
8.6.	Entire Agreement. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

8.7.	Waivers. The failure or delay of either party hereto at any time or times to require performance of any provisions hereof shall in no manner affect this right at a later time. No waiver by any party hereto of a breach of any term contained in this Agreement, in any one or more instance, shall be deemed or construed as a further or continuing waiver of any such beach or a waiver of a breach of any other form.

8.8.	Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

8.9.	Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.10.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed binding as if originals.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.

/s/ Eyal Kolka		/s/ Erez Golan

TOPSPIN MEDICAL, INC.		TOPSPIN MEDICAL (ISRAEL) LTD.

By:	Eyal Kolka	By:	Erez Golan

Title:	CFO	Title:	CEO

/s/ Erez Golan

EREZ GOLAN